UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 12, 2004

LivePerson, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 Seventh Avenue, 21st Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 609-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

As previously disclosed in our filings with the Securities and Exchange Commission, in June 2003, James Ball d/b/a TalktoDealers.com filed a complaint against us and other unidentified persons in the Superior Court of the State of California for the County of Orange, containing claims for breach of contract and unjust enrichment. The complaint sought to recover approximately $1,152,000 per year from the time of LivePerson’s alleged breach in late 2002 or early 2003, plus interest, costs, attorneys’ fees, restitution and specific performance. This matter was settled in November 2004 for $250,000, and we reserved that amount as of September 30, 2004.

Because our September 30, 2004 interim financial statements were not yet filed with the SEC when we entered into the settlement, the recording of a $250,000 charge related to the settlement in the three months ended September 30, 2004 was required pursuant to generally accepted accounting principles. The charge is reported on the General and Administrative expense line item in our condensed consolidated statements of operations for the three and nine months ended September 30, 2004.

On October 28, 2004, we issued a press release announcing our results of operations for the three and nine months ended, and financial condition at, September 30, 2004. On that date, we also furnished a copy of the press release to the SEC under Items 2.02 and 9.01 of a Current Report on Form 8-K as Exhibit 99.1. The press release stated that our net income for the three and nine months ended September 30, 2004 was $626,000 and $2.0 million, respectively, or $0.02 per share and $0.05 per share, respectively, and our accrued expenses as of September 30, 2004 were approximately $1.7 million. As a result of the settlement entered into after the date of the press release, and the requirement that we record a charge related to the settlement in the three months ended September 30, 2004, our net income for the three and nine months ended September 30, 2004 is expected to be reported as $376,000 and $1.8 million, respectively, or $0.01 per share and $0.05 per share, respectively, on our condensed consolidated statements of operations for those periods, and our accrued expenses as of September 30, 2004 are expected to be reported as approximately $2.0 million on our condensed consolidated balance sheet as of that date.

Our condensed consolidated statements of operations for the three and nine months ended September 30, 2004, and our condensed consolidated balance sheet as of September 30, 2004, will be filed with our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004.

FORWARD-LOOKING STATEMENTS

STATEMENTS IN THIS REPORT ABOUT LIVEPERSON, INC. THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS BASED ON OUR CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS ABOUT LIVEPERSON AND OUR INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL FUTURE EVENTS OR RESULTS TO DIFFER MATERIALLY FROM SUCH STATEMENTS. ANY SUCH FORWARD-LOOKING STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. IT IS ROUTINE FOR OUR INTERNAL PROJECTIONS AND EXPECTATIONS TO CHANGE AS THE YEAR OR EACH QUARTER IN THE YEAR PROGRESS, AND THEREFORE IT SHOULD BE CLEARLY UNDERSTOOD THAT THE INTERNAL PROJECTIONS AND BELIEFS UPON WHICH WE BASE OUR EXPECTATIONS MAY CHANGE PRIOR TO THE END OF EACH QUARTER OR THE YEAR. ALTHOUGH THESE EXPECTATIONS MAY CHANGE, WE ARE UNDER NO OBLIGATION TO INFORM YOU IF THEY DO. OUR COMPANY POLICY IS GENERALLY TO PROVIDE OUR EXPECTATIONS ONLY ONCE PER QUARTER, AND NOT TO UPDATE THAT INFORMATION UNTIL THE NEXT QUARTER. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN THE PROJECTIONS OR FORWARD-LOOKING STATEMENTS. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN A FORWARD-LOOKING STATEMENT: OUR HISTORY OF LOSSES; POTENTIAL FLUCTUATIONS IN OUR QUARTERLY AND ANNUAL RESULTS; RESPONDING TO RAPID TECHNOLOGICAL CHANGE AND CHANGING CLIENT PREFERENCES; COMPETITION IN THE REAL-TIME SALES, MARKETING AND CUSTOMER SERVICE SOLUTIONS MARKET; CONTINUED USE BY OUR CLIENTS OF THE LIVEPERSON SERVICES AND THEIR PURCHASE OF ADDITIONAL SERVICES; TECHNOLOGY SYSTEMS BEYOND OUR CONTROL AND TECHNOLOGY-RELATED DEFECTS THAT COULD DISRUPT THE LIVEPERSON SERVICES; RISKS RELATED TO ADVERSE BUSINESS CONDITIONS EXPERIENCED BY OUR CLIENTS; OUR DEPENDENCE ON KEY EMPLOYEES; COMPETITION FOR QUALIFIED PERSONNEL; THE POSSIBLE UNAVAILABILITY OF FINANCING AS AND IF NEEDED; RISKS RELATED TO THE OPERATIONAL INTEGRATION OF ACQUISITIONS; RISKS RELATED TO OUR INTERNATIONAL OPERATIONS, PARTICULARLY OUR OPERATIONS IN ISRAEL, AND THE CURRENT CIVIL AND POLITICAL UNREST IN THAT REGION; RISKS RELATED TO PROTECTING OUR INTELLECTUAL PROPERTY RIGHTS OR POTENTIAL INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES; OUR DEPENDENCE ON THE CONTINUED USE OF THE INTERNET AS A MEDIUM FOR COMMERCE AND THE VIABILITY OF THE INFRASTRUCTURE OF THE INTERNET; AND RISKS RELATED TO THE REGULATION OR POSSIBLE MISAPPROPRIATION OF PERSONAL INFORMATION. THIS LIST IS INTENDED TO IDENTIFY ONLY CERTAIN OF THE PRINCIPAL FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. READERS ARE REFERRED TO THE REPORTS AND DOCUMENTS FILED FROM TIME TO TIME BY US WITH THE SECURITIES AND EXCHANGE COMMISSION FOR A DISCUSSION OF THESE AND OTHER IMPORTANT RISK FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE DISCUSSED IN FORWARD-LOOKING STATEMENTS.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIVEPERSON, INC.
(Registrant)

November 15, 2004	/s/ TIMOTHY E. BIXBY
Date	Timothy E. Bixby President, Chief Financial Officer and Secretary